EXHIBIT 99.1

 LD Micro Main EventDecember 6, 2016  OTCQB: ASPUwww.aspen.edu    ASPEN GROUP, INC.

 SAFE HARBOR STATEMENT  1  Certain statements in this presentation and responses to various questions include forward-looking statements including statements regarding our opportunities and expectations from the nursing education sector, the future federal regulatory impact on Aspen, the impact of our increased marketing spend, future liquidity, and our strategic plans and financial forecasts and projections. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include competition, difficulties the new Trump administration may encounter changing existing regulations including delays and litigation, ineffective media and/or marketing, changes in the nursing industry which make having a degree less attractive, failure to maintain growth in degree seeking students, and failure to generate sufficient revenue. Further information on our risk factors is contained in our filings with the SEC, including the 10-K dated July 27, 2016. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.Regulation G - Non-GAAP Financial Measures  This presentation includes a discussion of Adjusted EBITDA and Adjusted Gross Margins, non-GAAP financial measures. Certain information regarding these non-GAAP financial measures (including reconciliations to GAAP) is provided on the Investor Relations section of the Aspen website at www.ir.aspen.edu.

         ASPEN UNIVERSITY DISRUPTING THE ONLINE FOR-PROFIT EDUCATION SECTOR  2  “Pay-As-You-Go”Monthly Payment Plans  Targeting the High-GrowthNursing Sector  Ability to Deliver Sub-$1,000 Enrollments at Scale  Aspen Among the Fasting GrowingUniversities in U.S.

ASPEN FIRST UNIVERSITY EVER TO VERTICALLY INTEGRATE MARKETING

- **Best-in-class customer acquisition**
  - Management's expertise in Internet advertising and lead generation allowed Aspen to bring all marketing in-house
    - Do not utilize third-party lead gen firms
    - All Aspen branded ads
    - Direct publisher relationships
    - Average customer acquisition costs <$800 is 1/5th the cost of competitors (~$4,000 - $5,000)

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 ASPEN UNIVERSITY’S MONTHLY PAYMENT BUSINESS MODEL  4  Aspen University offers world class online education at half the cost of its competitors; committed to cash-based, pay-as-you-go education“Let’s Change Higher Education Forever” Students can pay $325/month for a Master’s degree = $11,700 (36 monthly payments)Students can pay $250/month for a Bachelor’s Degree = $18,000 (72 monthly payments)Students can pay $375/month for a Doctoral Degree = $27,000 (72 monthly payments)

 MONTHLY PAYMENT METHODS NOWTHE MAJORITY PAYMENT TYPE  5  Recurring Monthly Tuition Billing Now Exceeds $550,000Over 2,200 degree-seeking students enrolled in a monthly payment method (as of 10/31/16)Total value of monthly payment plan contracts exceeds $16 million (as of 10/31/16)    Tuition Revenues by Payment Type (last 90 days avg.): Monthly Payment Methods: 60% -Monthly Payment Plan 55% -Monthly Installment Plan 5%Cash 10%Federal Financial Aid 21%Other (Corporate Tuition Reimbursement/Military) 9%Total 100%

 THE NURSING DILEMNA  6  Critical Nursing shortage projected next decade (260,000 RN shortage by 2025)More than 1 million RNs will reach retirement age within next 10-15 years (average age of RNs is 47 years old); 525,000 replacement Nurses expected, bringing the job openings growth to 1.05mm by 2022Nursing expected to be among fastest growing occupations in U.S. through 2022 -- RN workforce expected to grow from 2.71mm RNs in 2012 to 3.24mm in 2022 (19%)*U.S. Nursing schools turned away 79,659 qualified applicants from Baccalaureate and Graduate programs in 2012 due to insufficient number of Faculty and classroom sites***Bureau of Labor Statistics **American Association of Colleges of Nursing Report

 ASPEN CAPTURING >2% OF BSN COMPLETION STARTS  WSJ Article, March 6, 2016  Approximately 140K students currently enrolled in BSN Completion programs; or approx. 50,000 new enrolls/year

 STUDENT BODY ANALYSIS  8

 FISCAL Q2’17 RECORD OPERATING METRICS  9  Aspen set a quarterly enrollment record in Q2 with 811 new student enrollments; surpassing previous record of 621 by 31%New class starts up 67% YoY, from 2,238 to 3,730Average tuition rate up 4% YoY, from $786 to $819Rolling 6-month average cost-per-enrollment (CPE) dropped 16% YoY, from $852 to $718Particularly impressive given marketing spending rose by 32% YoYMarketing efficiency ratio increased sequentially from 9.2X to 9.7X; meaning Aspen now projects to earn a 9.7 times return on its marketing investments

UNIT ECONOMICS AMONG BEST IN SECTOR

- **Low customer acquisition costs and variable teaching costs create highly attractive unit economics – projecting 70%+ Adjusted Gross Margins at scale**
  - Average course completions per student enrollment is 8 = **$7,000* revenue** (average $800 tuition/course today and rising), earned over 4+ years
  - **Direct Cost ~$2,000**
    - Student acquisition cost ~ $830
    - Teaching cost ~ $1,170
      - Hybrid faculty model (Full-Time/Adjunct Faculty)
      - <$150 per student course completion
      - Save ~$50,000 annual per F-T conversion
- **Gross Profit/New Student Enrollment ~ $5,000**

*Assumes $600 of misc. revenue/student

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FISCAL 2017 GUIDANCE  11  Expect CAGR of 50%+ (>$12.7mm)Estimating ($0.01) EPS or betterEstimating >12% Adjusted EBITDA MarginNet Income Positive Before Fiscal Year End ‘17

 EQUITY SNAPSHOT   12  As of 11/30/16    Ticker on OTCQB:  ASPU  Share Price:  $0.26  52 Week Range:  $0.10 - $0.28  Market Cap:  $35.9 Million  Shares Outstanding :  138 Million  Mgmt & BOD Ownership:  19%